UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999-18 th Street, Suite 1740, Denver, Colorado 80202
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code (303) 629-1125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 27, 2006 and January 8, 2007, Rancher Energy Corp. filed Current Reports on Form 8-K to report the acquisitions of the Cole Creek South Field and South Glenrock B Field, and the Big Muddy Field, respectively.

On March 6, 2007, Rancher Energy Corp. (the “Company”) filed a Current Report on Form 8-K/A (Amendment No. 1) solely to provide the financial statements of the business acquired, as required by Regulation S-X, Article 3-05, and the pro forma financial information, as required by Regulation S-X, Article 11.

The Company received correspondence from the Securities and Exchange Commission (the “SEC”) dated March 19, 2007 that resulted from the SEC’s review of the Company’s Current Report on Form 8-K/A (Amendment No. 1) pursuant to Section or 15(d) of the Securities Exchange Act of 1934. This Form 8-K/A (Amendment No. 2) amends the report filed by the Company on March 6, 2007 to reflect matters that were raised in the SEC’s review.

Item 9.01(a)    Financial statements of business acquired
Included in the Current Report on Form 8-K/A (Amendment No. 1) were Statements of Revenues and Direct Operating Expenses of the South Cole Creek and South Glenrock Operations for the Nine Months Ended September 30, 2006 and Year Ended December 31, 2005. The Company determined that the South Cole Creek and South Glenrock Fields were a Predecessor as defined in Rule 405 of Regulation C. Consequently, the Statements of Revenues and Direct Operating Expenses for these fields are no longer presented herein.

Instead, this Current Report on Form 8-K/A (Amendment No. 2) includes the following financial statements:

Audited Carve Out Financial Statements - South Cole Creek and South Glenrock Operations
•	Carve Out Balance Sheets as of December 21, 2006 and December 31, 2005

•	Carve Out Statements of Operations for the Period from January 1, 2006 through December 21, 2006, the year ended December 31, 2005 and for the Period from September 1, 2004 through December 31, 2004

•
Carve Out Statement of Changes in Owner’s Net Investment for the Period from September 1, 2004 through December 31, 2004, the year ended December 31, 2005, and for the Period from January 1, 2006 through December 21, 2006

•	Carve Out Statements of Cash Flows for the Period from January 1, 2006 through December 21, 2006, the year ended December 31, 2005 and the Period from September 1, 2004 through December 31, 2004

Audited Statement of Revenues and Direct Operating Expenses - South Cole Creek and South Glenrock Operations
•	Statement of Revenues and Direct Operating Expenses for the Period from January 1, 2004 through August 31, 2004

In addition, the Company determined that it needed to restate revenues and production taxes for the Big Muddy Acquisition included in the Historical Summaries of Revenues and Direct Operating Expense of Properties Acquired in January 2007 For the Nine Months Ended September 30, 2006 and For the Year Ended December 31, 2005. Revenues and production taxes, previously reflected gross, have been restated to reflect the Company’s share of those amounts.

Item 9.01(b)    Pro forma financial information

The Company has determined that it needs to amend certain pro forma financial information and disclosures, including the following:

•
Revision to the unaudited pro forma condensed balance sheet to reduce the amount of cash used to acquire the Cole Creek South and South Glenrock B fields, with a corresponding reduction to unproved oil & gas properties;

•
Revision of the unaudited pro forma condensed statements of operations for the six months ended September 30, 2006, and for the year ended March 31, 2006, to reflect the Company’s share of oil & gas sales, and production taxes. Amounts, as previously reported, were gross.

•	Disclosure of the revenues and expenses that were excluded to derive the amounts reflected in the pro forma statements of operations;

•	Disclosure of additional information necessary to calculate the final purchase price allocation;

•
Presentation of pro forma income taxes on the pro forma statements of operations, and disclosure of why pro forma income taxes do not equal the product of the pro forma losses and the statutory income tax rate;

•
Revision to disclosures to provide a schedule of the purchase price and preliminary purchase price allocation, including disclosure of significant liabilities and tangible and intangible assets likely to be recognized and uncertainties regarding the effects of amortization periods assigned to those assets.

•
Revision to disclosures to denote that weighted average shares were increased as of the periods being presented, and disclosure of the amount of anti-dilutive securities excluded from the diluted weighted average shares outstanding; and

•	Disclosure of pro forma reserve quantities and pro forma standardized measure of discounted future net cash flows for the most recently completed fiscal year.

This Form 8-K/A (Amendment No. 2) amends and restates only Item 9.01(a) and 9.01(b) of the Form 8-K/A (Amendment No. 1).  The remaining Items 2.01 and 9.01(d) are not amended hereby.  Except for the foregoing amended information, this Form 8-K/A (Amendment No. 2) continues to describe conditions as of the date of Form 8-K/A (Amendment No. 1), and the Company has not updated the disclosures contained herein to reflect events that occurred subsequently.  Accordingly, this Form 8-K/A (Amendment No. 2) should be read in conjunction with Company filings made with the Securities and Exchange Commission subsequent to the filing of the Form 8-K/A (Amendment No. 1).

Within this Current Report on Form 8-K/A (Amendment No. 2), the “Cole Creek South Field” is also referred to as the “South Cole Creek Field”.

Item 2.01	Completion of Acquisition or Disposition of Assets

Cole Creek South Field and South Glenrock B Field Acquisitions

On December 22, 2006, Rancher Energy Corp. (“Rancher Energy” or the “ Company ”) purchased certain oil & gas properties for $46,670,000, before adjustments for the period from the effective date to the closing date, plus closing costs of approximately $400,000. The oil & gas properties consisted of (i) a 100% working interest (79.31% net revenue interest) in the Cole Creek South Field , which is located in Wyoming’s Powder River Basin; and (ii) a 93.73% working interest (74.08% net revenue interest) in the South Glenrock B Field, which is also located in Wyoming’s Powder River Basin.   In partial consideration for an extension of the closing date, the Company issued the seller of the oil & gas properties warrants to acquire 250,000 shares of its common stock for $1.50 per share for a period of five years. The estimated fair value of the warrants to purchase common stock of $616,140 was estimated as of the grant date using the Black-Scholes option pricing model, and is included in the acquisition cost.

Big Muddy Field Acquisition

On January 4, 2007, Rancher Energy acquired the Big Muddy Field, located in the Powder River Basin east of Casper, Wyoming. The total purchase price was $25,000,000, and closing costs were approximately $700,000.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of business acquired.

(1)	South Cole Creek and South Glenrock Operations

Audited Carve Out Financial Statements - South Cole Creek and South Glenrock Operations
Report of Independent Registered  Public Accounting Firm
Carve Out Balance Sheets as of December 21, 2006 and December 31, 2005
Carve Out Statements of Operations for the Period from January 1, 2006 through December 21, 2006, the year ended December 31, 2005 and for the Period from September 1, 2004 through December 31, 2004
Carve Out Statement of Changes in Owner’s Net Investment for the Period from September 1, 2004 through December 31, 2004, the year ended December 31, 2005, and for the Period from January 1, 2006 through December 21, 2006
Carve Out Statements of Cash Flows for the Period from January 1, 2006 through December 21, 2006, the year ended December 31, 2005 and the Period from September 1, 2004 through December 31, 2004
Notes to Carve Out Financial Statements

Audited Statement of Revenues and Direct Operating Expenses - South Cole Creek and South Glenrock Operations
Report of Independent Registered Public Accounting Firm
Statement of Revenues and Direct Operating Expenses for the Period from January 1, 2004 through August 31, 2004
Notes to Statement of Revenues and Direct Operating Expenses

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Nielson & Associates, Inc.:

We have audited the accompanying carve out balance sheets of South Cole Creek and South Glenrock operations as of December 21, 2006 and December 31, 2005, and the related carve out statements of operations, changes in owner’s net investment, and cash flows for the period from January 1, 2006 to December 21, 2006, the year ended December 31, 2005, and the period from September 1, 2004 to December 31, 2004. These financial statements are the responsibility of Nielson & Associates, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the carve out financial position of South Cole Creek and South Glenrock operations as of December 21, 2006 and December 31, 2005, and the carve out results of their operations and their cash flows for the period from January 1, 2006 to December 21, 2006, the year ended December 31, 2005, and the period from September 1, 2004 to December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Billings, Montana
June 29, 2007

South Cole Creek and South Glenrock Operations

Carve Out Balance Sheets

	December 21, 2006	December 31, 2005
Assets

Current assets:
Accounts receivable:
Revenue	$281,142	$359,903
Joint interest	91,024	12,036
Total current assets	372,166	371,939

Property and equipment, at cost:
Oil and gas properties, successful efforts method of accounting
Proved properties	15,634,302	13,142,564
Unproved properties	173,821	173,821
	15,808,123	13,316,385
Less accumulated depreciation, depletion, and amortization	(1,582,671)	(629,887)
Net property and equipment	14,225,452	12,686,498

Total assets	$14,597,618	$13,058,437

Liabilities and Owner’s Net Investment

Current liabilities:
Accounts payable and accrued liabilities	$663,922	$359,319
Production taxes	368,088	238,093
Asset retirement obligations	10,916	482,369
Total current liabilities	1,042,926	1,079,781

Production taxes	163,700	165,957

Asset retirement obligations	958,023	861,435

Owner’s net investment	12,432,969	10,951,264

Total liabilities and owner’s net investment	$14,597,618	$13,058,437

See accompanying notes to carve out financial statements.

South Cole Creek and South Glenrock Operations

Carve Out Statements of Operations

	From January 1, 2006 to December 21, 2006	Year Ended December 31, 2005	From September 1, 2004 to December 31, 2004

Revenue:
Oil sales	$4,488,315	$3,713,973	$722,449

Operating expenses:
Lease operating expense	2,944,287	1,537,992	360,207
Production taxes	493,956	428,905	81,868
General and administrative	567,524	1,045,133	283,257
Depreciation, depletion, and amortization	952,784	567,345	62,542
Accretion of asset retirement obligations	107,504	107,712	12,990
Total operating expenses	5,066,055	3,687,087	800,864

Net income (loss)	$(577,740)	$26,886	$(78,415)

See accompanying notes to carve out financial statements.

South Cole Creek and South Glenrock Operations

Carve Out Statement of Changes in Owner’s Net Investment

Balance at September 1, 2004 (inception)	$-

Owner’s contributions, net	2,468,305
Net loss	(78,415)

Balance at December 31, 2004	2,389,890

Owner’s contributions, net	8,534,488
Net income	26,886

Balance at December 31, 2005	10,951,264

Owner’s contributions, net	2,059,445
Net loss	(577,740)

Balance at December 21, 2006	$12,432,969

See accompanying notes to carve out financial statements.

South Cole Creek and South Glenrock Operations

Carve Out Statements of Cash Flows

	From January 1, 2006 to December 21, 2006	Year Ended December 31, 2005	From September 1, 2004 to December 31, 2004

Operating activities:
Net income (loss)	$(577,740)	$26,886	$(78,415)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion and amortization	952,784	567,345	62,542
Accretion of asset retirement obligations	107,504	107,712	12,990
Change in operating assets and liabilities:
Accounts receivable	(227)	(51,094)	(320,845)
Accounts payable and accrued expenses	304,603	103,287	256,032
Production taxes payable	127,738	306,150	97,900
Settlement of asset retirement obligations	(482,369)	(110,314)	-
Net cash provided by operating activities	432,293	949,972	30,204

Investing activities:
Acquisition of oil and gas properties	-	(2,299,715)	(2,498,509)
Exploration and development expenditures	(2,491,738)	(7,184,745)	-
Net cash used for investing activities	(2,491,738)	(9,484,460)	(2,498,509)

Financing activities:
Contributions from owner, net	2,059,445	8,534,488	2,468,305
Net cash provided by financing activities	2,059,445	8,534,488	2,468,305

Net increase (decrease) in cash and cash equivalents	-	-	-

Cash and cash equivalents at beginning of period	-	-	-

Cash and cash equivalents at end of period	$-	$-	$-

Non-cash investing activities:
Increase in asset retirement obligations	$-	$507,748	$825,668

See accompanying notes to carve out financial statements

South Cole Creek and South Glenrock Operations

Notes to Carve Out Financial Statements
December 21, 2006

Note 1 - Basis of Presentation

The accompanying Historical Financial Statements (the “Historical Statements”) and related notes there to are presented on an accrual basis, and represent the financial position, results of operations, cash flows, and changes in owner’s net investment attributable to Nielson & Associates, Inc.’s (“Nielson” or the “Company”) interests in certain producing oil properties located in Converse County, Wyoming (the “Acquisition Properties”). Nielson acquired the Acquisition Properties from Continental Industries, LC on September 1, 2004 and subsequently sold the Acquisition Properties to Rancher Energy Corp. on December 22, 2006. The Historical Statements were prepared from the historical accounting records of Nielson and reflect the financial position, results of operations and cash flows for the period of time the Acquisition Properties were owned by Nielson. Accordingly, the Historical Statements do not give effect to the sale of the properties to Rancher Energy Corp.

The Acquisition Properties were not operated as a separate business unit within Nielson. Accordingly, the Historical Statements have been prepared on a “carve out” basis and Owner’s Net Investment is presented in place of stockholders’ equity. The Historical Statements have been prepared in accordance with Regulation S-X, Article 3 “General instructions to financial statements” and Staff Accounting Bulletin (“SAB”) Topic 1-B1 “Costs reflected in historical financial statements.” The accompanying Historical Statements include an allocation of certain corporate services, including accounting, finance, legal, information systems and human resources. As a result, certain assumptions and estimates were made in order to allocate a reasonable share of such expenses so that the accompanying Historical Statements reflect substantially all the costs of doing business. The allocations and related estimates and assumptions are described more fully in Note 2, Summary of Significant Accounting Policies.

The operating results and cash flows included in the Historical Statements are not necessarily indicative of future results due to the change in business and in operating expenses.

Note 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Acquisition Properties did not have separate bank accounts and accordingly, all cash receipts and disbursements are recorded through the Owner’s Net Investment account in the accompanying Historical Statements. Cash received or paid by Nielson related to the Acquisition Properties is reflected as owner’s contributions, net in the accompanying Statement of Changes in Owner’s Net Investment.

South Cole Creek and South Glenrock Operations

Notes to Carve Out Financial Statements
December 21, 2006

Note 2 - Summary of Significant Accounting Policies (continued)

Use of Estimates

Preparing Historical Statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. The more significant areas that required the use of management’s estimates and judgments relate to preparation of estimates of oil and gas reserves, the use of these oil and gas reserves in calculating depreciation, depletion and amortization, the use of estimates of future net revenues in computing impairments and estimates of abandonment obligations used in such calculations and in recording asset retirement obligations. Accordingly, actual results could differ from those estimates.

Revenue Recognition and Receivables

The Company recognizes revenues from oil sales based upon actual volumes sold to purchasers. Receivables represent accrued oil sales and amounts due from other working interest owners. No allowance for doubtful accounts was, in the opinion of management, necessary at December 21, 2006 and December 31, 2005.

Oil Properties

The Acquisition Properties are accounted for using the successful efforts method of accounting for oil properties under Statement of Accounting Standards (“SFAS”) No. 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies” (“SFAS 19”). Under this method, costs of productive exploratory wells, development wells and undeveloped leases are capitalized. Oil and gas lease acquisition costs are also capitalized. Exploration costs, including personnel costs, geological and geophysical expenses and delay rentals for oil and gas leases, are charged to expense as incurred. Costs associated with drilling exploratory wells are initially capitalized pending determination of whether the well is economically productive or nonproductive.

If an exploratory well does not find reserves or does not find reserves in a sufficient quantity as to make them economically producible, the previously capitalized costs are expensed in the accompanying Historical Statements of Operations in the period in which the determination was made. If a determination cannot be made within one year of the exploratory well being drilled and no other drilling or exploration activities to evaluate the discovery are firmly planned, all previously capitalized costs associated with the exploratory well are expensed. Expenditures for repairs and maintenance to sustain or increase production from the existing producing reservoir are charged to expense as incurred. Expenditures to recomplete a current well in a different unproved reservoir are capitalized pending determination that economic reserves have been added. If the recompletion is not successful, the expenditures are charged to expense.

Significant tangible equipment added or replaced is capitalized. Expenditures to construct facilities or increase the productive capacity from existing reserves are capitalized. Capitalized costs are amortized on a unit-of-production basis based on the proved reserves attributable to the properties.

South Cole Creek and South Glenrock Operations

Notes to Carve Out Financial Statements
December 21, 2006

Note 2 - Summary of Significant Accounting Policies (continued)

Oil Properties (continued)

The costs of retired, sold, or abandoned properties that constitute part of an amortization base are charged or credited, net of proceeds received, to the accumulated depletion, depreciation, and amortization (“DD&A”) reserve. Gains or losses from the disposal of other properties are recognized currently.

Independent reserve engineers estimate reserves once a year as of December 31. These reserve estimates have been used to calculate DD&A expense for each of the periods presented in the accompanying carve out financial statements.

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, an impairment of capitalized costs of long-lived assets to be held and used, including proved oil and natural gas properties, must be assessed whenever events and circumstances indicate that the carrying value of the asset may not be recoverable. If impairment is indicated based on a comparison of the asset’s carrying value to its undiscounted expected future net cash flows, then it is recognized to the extent that the carrying value exceeds fair value. Expected future net cash flows are based on existing proved reserves and production information and pricing assumptions that management believes are reasonable. There have been no impairments of oil and gas properties recorded in the Historical Statements.

Asset Retirement Obligations

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 143 (SFAS 143), Accounting for Asset Retirement Obligations. SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. For oil and natural gas properties, this is the period in which an oil or natural gas property is acquired or a new well is drilled. An amount equal to and offsetting the liability is capitalized as part of the carrying amount of oil and natural gas properties at its discounted fair value. The liability is then accreted up by recording accretion expense each period until the liability is settled or the well is sold. Estimates are based on historical experience in plugging and abandoning wells and estimated remaining lives of those wells based on reserve estimates.

Income Taxes

The operations of Acquisition Properties are currently included in the federal income tax return of Nielson, which is a limited partnership that is not subject to federal income taxes. Therefore, no income taxes have been provided for in the Historical Statements.

South Cole Creek and South Glenrock Operations

Notes to Carve Out Financial Statements
December 21, 2006

Note 2 - Summary of Significant Accounting Policies (continued)

Allocation of Costs

A related-party entity provides general and administrative (G&A) services to Nielson and charges the associated cost of salaries and benefits, depreciation, rent, accounting and legal services and other G&A expenses to Nielson under agreed-upon terms. The accompanying financial statements include an allocation of G&A expenses incurred by Nielson in the management of the Acquisition Properties.

The allocation of G&A expense is based on a combination of factors including production, revenue, operating expenses and capital expenditures attributable to the Acquisition Properties as compared to those factors for all properties owned by Nielson during the respective periods. In management’s opinion, the allocation methodologies used are reasonable and result in an allocation of the cost of doing business borne by Nielson on behalf of the Acquisition Properties; however, these allocations may not be indicative of the cost of future operations.

Earnings Per Share

During the periods presented, the Acquisition Properties were wholly owned by Nielson. Accordingly, earnings per share amounts have not been presented.

Note 3 - Asset Retirement Obligations

The Company’s asset retirement obligations consist of costs related to the plugging of wells, the removal of facilities and equipment, and site restoration of oil and gas properties. The following table summarizes the activity in the Company’s asset retirement obligation (ARO) liability:

	From January 1, 2006 to December 21, 2006	Year Ended December 31, 2005	From September 1, 2004 to December 31, 2004

ARO liability- beginning of period	$1,343,804	$838,658	$-
ARO liabilities assumed in acquisitions	-	484,922	825,668
ARO liabilities incurred in the current period	-	22,826	-
ARO liabilities settled in the current period	(482,369)	(110,314)	-
Accretion expense	107,504	107,712	12,990

ARO liability - end of period	$968,939	$1,343,804	$838,658

South Cole Creek and South Glenrock Operations

Notes to Carve Out Financial Statements
December 21, 2006

Note 4 - Concentrations

Major purchasers, and the approximate percentage of revenue for each, during the respective periods are as follows:

	From January 1, 2006 to December 21, 2006	Year Ended December 31, 2005	From September 1, 2004 to December 31, 2004

Customer A	-	11%	46%
Customer B	58%	62%	54%
Customer C	42%	27%	-

At December 21, 2006 and December 31, 2005 these major customers accounted for 100 percent of revenue accounts receivable.

Note 5 - Supplemental Disclosures Regarding Oil Properties Reserves (Unaudited)

Supplemental oil reserve information related to the operations of the Acquisition Properties is presented in accordance with the requirements of Statement of Financial Accounting Standards No. 69, “Disclosures about Oil and Gas Producing Activities” (SFAS No. 69). There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures.

Costs Incurred - The following table sets forth the capitalized costs incurred in the Company’s oil production, exploration, and development activities:

	From January 1, 2006 to December 21, 2006	Year Ended December 31, 2005	From September 1, 2004 to December 31, 2004

Acquisition of proved properties	$-	$2,807,433	$3,306,967
Acquisition of unproved properties	-	156,611	17,210
Exploration costs	-	-	-
Development costs	2,491,738	7,028,164	-
Total costs incurred for acquisition, exploration and development activities	$2,491,738	$9,992,208	$3,324,177

South Cole Creek and South Glenrock Operations

Notes to Carve Out Financial Statements
December 21, 2006

Note 5 - Supplemental Disclosures Regarding Oil Properties Reserves (Unaudited) (continued)

Estimated Proved Reserves - Proved oil reserves are the estimated quantities of crude oil that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs at the date the estimate is made.

Proved developed oil reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included as “proved developed reserves” only after testing by a pilot project or after the operations of an installed program has confirmed through production response that the increased recovery will be achieved.

Following is a summary of the proved developed and total proved oil reserves, in barrels of oil, attributed to the operations of the Acquisition Properties. In management’s opinion, the reserves estimates at December 31, 2006 were approximately the same as those at December 21, 2006, the date the Acquisition Properties were sold.

Proved developed and undeveloped reserves:

Proved reserves:	Year Ended December 31, 2006	Year Ended December 31, 2005	From September 1, 2004 to December 31, 2004

Beginning of period	1,588,713	837,846	-
Purchases of minerals in place	-	633,384	854,080
Revisions of estimates	(487,469)	94,280	-
Extensions and discoveries	-	90,524	-
Production	(73,076)	(67,321)	(16,234)

End of period	1,028,168	1,588,713	837,846

Proved Developed Reserves	827,487	1,372,989	837,846

Standardized Measure of Discounted Future Net Cash Flows

Future oil sales and production and development costs have been estimated using prices and costs in effect at the end of the periods indicated. The weighted average period-end prices used for the Acquisition Properties at December 31, 2006, 2005 and 2004 were $47.94, $56.71 and $41.49 per barrel of oil, respectively. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs. No deductions were made for general overhead, depreciation, depletion and amortization, or any indirect costs. All cash flows amounts are discounted at 10 percent.

South Cole Creek and South Glenrock Operations

Notes to Carve Out Financial Statements
December 21, 2006

Note 5 - Supplemental Disclosures Regarding Oil Properties Reserves (Unaudited) (continued)

Standardized Measure of Discounted Future Net Cash Flows (continued)

Changes in the demand for oil, inflation, and other factors made such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of current market value of the proved reserves attributable to the Acquisition Properties.

The estimated standardized measure of discounted future net cash flows relating to proved reserves at December 31, 2006, 2005 and 2004 is shown below:

	December 31, 2006	December 31, 2005	December 31, 2004

Future cash inflows	$47,317,344	$86,488,888	$33,157,864
Future production costs	(29,851,344)	(46,837,348)	(19,815,423)
Future development costs	(2,004,287)	(2,304,287)	-
Future net cash flows	15,461,713	37,347,253	13,342,441
10 percent annual discount	(7,666,089)	(20,374,454)	(6,595,775)
Standardized measure of discounted future net cash flows relating to proved reserves	$7,795,624	$16,972,799	$6,746,666

South Cole Creek and South Glenrock Operations

Notes to Carve Out Financial Statements
December 21, 2006

Note 5 - Supplemental Disclosures Regarding Oil Properties Reserves (Unaudited) (continued)

Standardized Measure of Discounted Future Net Cash Flows (continued)

The following reconciles the change in the standardized measure of discounted future net cash flows during the periods ended December 31, 2006 and December 31, 2005 and 2004:

	From January 1, 2006 to December 31, 2006	Year Ended December 31, 2005	From September 1, 2004 to December 31, 2004

Beginning of period	$16,972,799	$6,746,666	$-
Purchases of reserves in place	-	6,264,995	7,016,351
Revisions of previous estimates	(3,763,013)	1,176,659	-
Extensions and discoveries	-	1,958,102	-
Changes in future development costs, net	300,000	(671,511)	-
Net change in prices	(5,731,580)	3,757,911	-
Sales of oil, net of production costs	(1,050,072)	(1,747,076)	(280,374)
Changes in timing and other	(629,790)	(1,187,614)	10,689
Accretion of discount	1,697,280	674,667	-

End of period	$7,795,624	$16,972,799	$6,746,666

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Board of Directors
Rancher Energy Corp.
Denver, Colorado

We have audited the accompanying historical summaries of revenue and direct operating expenses of properties acquired in December 2006 by Rancher Energy Corp., for the period from January 1, 2004 through August 31, 2004. The historical summaries are the responsibility of the Company’s management. Our responsibility is to express an opinion on the historical summaries based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the historical summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall historical summaries presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Rancher Energy Corp. as described in Note 1) and is not intended to be a complete presentation of the properties’ revenues and expenses.

In our opinion, the historical summary referred to above presents fairly, in all material respects, the revenue and direct operating expenses of the properties acquired in December 2006 by Rancher Energy Corp., for the period from January 1, 2004 through August 31, 2004, in conformity with accounting standards generally accepted in the United States of America.

/s/ HEIN & ASSOCIATES LLP

HEIN & ASSOCIATES LLP

Denver, Colorado
June 28, 2007

South Cole Creek and South Glenrock Operations

Statement of Revenues and Direct Operating Expenses

For the Period January 1 through August 31, 2004

Revenue:
Oil sales	$1,275,214

Direct operating expenses:
Lease operating expense	583,942
Production taxes	138,087
Total direct operating expenses	722,029

Revenues in excess of direct operating expenses	$553,185

See Accompanying Notes to Statement of Revenues and Direct Operating Expenses.

South Cole Creek and South Glenrock Operations

Notes to Statement of Revenues and Direct Operating Expenses

Note 1 - Basis of Presentation

The accompanying financial statement presents the revenues and direct operating expenses of the oil properties (the Acquisition Properties) acquired by Nielson & Associates, Inc. (the Company) from Continental Industries, LC (Continental) for the period January 1, 2004 to August 31, 2004. The Acquisition Properties were purchased by the Company in September 2004 and were subsequently sold to Rancher Energy Corp. (Rancher) on December 22, 2006.

The accompanying statement of revenues and direct operating expenses of the Acquisition Properties do not include indirect general and administrative expenses, interest expense, depreciation, depletion and amortization, or any provision for income taxes. Management of Rancher believes historical expenses of this nature incurred by Continental are not indicative of the costs to be incurred by Rancher.

The Company recognizes revenues from oil sales based upon actual volumes sold to purchasers. The direct operating expenses are recognized on the accrual basis and consist of the direct costs of operating the Acquisition Properties including severance and ad valorem (property) taxes, lifting costs, well repair and well workover costs. Direct costs do not include general corporate overhead.

Complete financial statements, including a balance sheet, are not presented as the Acquisition Properties were not operated as a separate business unit within Continental. Accordingly, it is not practicable to identify all assets and liabilities, or the indirect operating costs applicable to the Acquisition Properties. As such, the historical statement of revenues and direct operating expenses have been presented in lieu of financial statements prescribed by Rules 3-01 through 3-04 of Securities and Exchange Commission Regulation S-X.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expense during the reported period. Accordingly, actual results could differ from those estimates.

Note 2 - Supplemental Disclosures Regarding Oil Properties Reserves (Unaudited)

Estimated Proved Reserves - Proved oil reserves are the estimated quantities of crude oil that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs at the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangement, but not on escalations based on future conditions.

Proved developed oil reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included as “proved developed reserves” only after testing by a pilot project or after the operations of an installed program has confirmed through production response that the increased recovery will be achieved.

Following is a summary of the proved developed and total proved oil reserves, in barrels of oil, attributed to the Acquisition Properties:

Proved developed and undeveloped reserves:

August 31, 2004
Beginning of period	836,759
Purchases of minerals in place	-
Revisions of estimates	135,800
Extensions and discoveries	-
Production	(35,882)
End of period	936,677

Proved Developed	936,677
Total Proved	936,677

Standardized Measure of Discounted Future Net Cash Flows

Future oil sales and production and development costs have been estimated using prices and costs in effect at the end of the period indicated. The weight average period-end price used for the Acquisition Properties at August 31, 2004 was $39.83 per barrel of oil. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs. No deductions were made for general overhead, depreciation, depletion and amortization, or any indirect costs. All cash flow amounts are discounted at 10 percent.

Changes in the demand for oil, inflation, and other factors made such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of current market value of the proved reserves attributable to the Acquisition Properties.

The estimated standardized measure of discounted future net cash flows relating to proved reserves at August 31, 2004 is shown below:

August 31, 2004
Future cash inflows	$37,307,874
Future production costs	(14,681,028)
Future development costs	-
Future net cash flows	22,626,846
10% annual discount	(12,460,123)
Standardized measure of discounted future net cash flows relating to proved reserves	$10,166,723

The following reconciles the change in the standardized measure of discounted future net cash flows during the period ended August 31, 2004:

For the Period January 1 through August 31, 2004
Beginning of period	$8,987,287
Purchases of reserves in place	-
Revisions of previous estimates	1,441,810
Extensions and discoveries	-
Changes in future development costs, net	-
Net change in prices	(221,934)
Sales of oil, net of production costs	(553,185)
Changes in timing and other	(385,984)
Accretion of discount	898,729
End of period	$10,166,723

(2)	Big Muddy Acquisition

Audited Historical Summaries of Revenues and Direct Operating Expenses - Big Muddy
Report of Registered Public Accounting Firm
Historical Summaries of Revenues and Direct Operating Expenses of Properties Acquired in January 2007 for the Nine Months Ended September 30, 2006 and the Year Ended December 31, 2005
Notes to Historical Summaries of Revenues and Direct Operating Expenses of Properties Acquired in January 2007

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Board of Directors
Rancher Energy Corp.
Denver, Colorado

We have audited the accompanying historical summaries of revenue and direct operating expenses of properties acquired in January 2007 by Rancher Energy Corp., for the year ended December 31, 2005 and the nine months period ended September 30, 2006. The historical summaries are the responsibility of the Company’s management. Our responsibility is to express an opinion on the historical summaries based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the historical summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall historical summaries presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying historical summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Rancher Energy Corp. as described in Note 1) and are not intended to be a complete presentation of the properties’ revenues and expenses.

In our opinion, the historical summaries referred to above present fairly, in all material respects, the revenue and direct operating expenses of the properties acquired in January 2007 by Rancher Energy Corp., in conformity with accounting standards generally accepted in the United States of America.

/s/ HEIN & ASSOCIATES LLP

HEIN  & ASSOCIATES LLP

Denver, Colorado
June 28, 2007

RANCHER ENERGY CORP.

Historical Summaries of Revenues and Direct Operating Expenses
of Properties Acquired in January 2007

	For the Nine Months Ended September 30, 2006	For the Year Ended December 31, 2005

OIL AND GAS SALES	$440,383	$120,990

DIRECT OPERATING EXPENSES:
LEASE OPERATING EXPENSES	204,454	152,141
PRODUCTION TAXES	47,033	22,356
TOTAL DIRECT OPERATING EXPENSES	251,487	174,497

EXCESS OF REVENUES OVER EXPENSES (EXPENSES OVER REVENUES)	$188,896	$(53,507)

See Notes to Historical Summaries

RANCHER ENERGY CORP.

Notes to Historical Summaries of Revenues and Direct Operating
Expenses of Properties Acquired in January 2007

1.	Basis of Preparation :

The historical summaries presented herein were prepared for the purpose of complying with the financial statement requirements of a business acquisition to be filed on Form 8-K/A as promulgated by Regulation S-X, Rule 3-05 of the Securities Exchange Act of 1934. The accompanying historical summaries of revenues and direct operating expenses relate to the operations of the oil and gas properties acquired by Rancher Energy Corp. (“Rancher”) in January 2007. The properties were acquired at a purchase price of $25,000,000 from Wyoming Mineral Exploration, LLC.

Revenues are recorded when oil or natural gas and related liquids are sold. Direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include lease operating expenses, well workover costs, ad valorem taxes and production taxes. Depreciation and amortization of oil and gas properties, general and administrative expenses and income taxes have been excluded from operating expenses in the accompanying historical summaries because the amounts would not be comparable to those resulting from proposed future operations.

2.	Restatement

We have determined that oil and gas sales and production taxes for the nine months ended September 30, 2006, and for the year ended December 31, 2005, were reflected gross, rather than net to the Company’s share. Amounts reflected in lease operating expenses were fairly stated.

Consequently, we have restated the Historical Summaries of Revenues and Direct Operating Expenses. Amounts reflected in the accompanying Notes to the Historical Summaries did not require restatement. The following table presents the Historical Summaries as previously reported and as restated.

	For the Nine Months Ended September 30, 2006			For the Year Ended December 31, 2005

	As Previously Reported	Adjustment	As Restated	As Previously Reported	Adjustment	As Restated

Oil and gas sales	537,879	(97,496)	440,383	143,314	(22,324)	120,990

Lease operating expenses	204,454	-	204,454	152,141	-	152,141
Production taxes	55,275	(8,242)	47,033	24,193	(1,837)	22,356
	259,729	(8,242)	251,487	176,334	(1,837)	174,497
Excess of revenues over expenses (expenses over revenues)	278,150	(89,254)	188,896	(33,020)	(20,487)	(53,507)

3.	Supplemental Information Regarding Proved Oil Reserves (Unaudited)

Supplemental oil reserve information related to the Big Muddy operations is presented in accordance with the requirements of Statement of Financial Accounting Standards No. 69, Disclosures about Oil and Gas Producing Activities (“FAS 69”). There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures.

Estimated Proved Reserves

Proved oil reserves are the estimated quantities of crude oil that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangement, but not on escalations based on future condition.

Proved developed oil reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Following is a summary of the proved and proved developed oil reserves attributed to Big Muddy operations:

In barrels of oil	Proved	Proved Developed

January 1, 2005	97,121	97,121
December 31, 2005	92,235	92,235
September 30, 2006	84,431	84,431

Standardized Measure of Discounted Future Net Cash Flows

Future oil sales and production and development costs have been estimated using prices and costs in effect at the end of the periods indicated. The weighted average period-end prices used for the Big Muddy field were $55.50 per barrel of oil for both September 30, 2006 and December 31, 2005. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs. No deductions were made for general overhead, depletion, depreciation, and amortization, or any indirect costs. All cash flow amounts are discounted at 10%.

Changes in the demand for oil, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of current market value of the proved reserves attributable to the Big Muddy operations.

The estimated standardized measure of discounted future net cash flows relating to proved reserves at September 30, 2006 and December 31, 2005 is shown below:

	September 30, 2006	December 31, 2005

Future cash inflows	$4,498,501	$5,036,380
Future production costs	(2,520,123)	(2,779,852)
Future development costs	-	-

Future net cash flows	1,978,378	2,256,528
10% annual discount	(497,333)	(584,433)

Standardized measure of discounted future net cash flows relating to proved reserves	$1,481,045	$1,672,095

(b) Pro forma financial information.

OIL & GAS PROPERTY ACQUISITIONS

The following is a summary of oil & gas properties acquired by the Company:

Cole Creek South Field and South Glenrock B Field Acquisitions

On December 22, 2006, the Company purchased certain oil & gas properties for $46,670,000, before adjustments for the period from the effective date to the closing date, plus closing costs of approximately $400,000. The oil & gas properties consisted of (i) a 100% working interest (79.31% net revenue interest) in the Cole Creek South  Field, which is located in Wyoming’s Powder River Basin; and (ii) a 93.73% working interest (74.08% net revenue interest) in the South Glenrock B Field, which is also located in Wyoming’s Powder River Basin.   In partial consideration for an extension of the closing date, the Company issued the seller of the oil & gas properties warrants to acquire 250,000 shares of its common stock for $1.50 per share for a period of five years. The estimated fair value of the warrants to purchase common stock of $616,140 was estimated as of the grant date using the Black-Scholes option pricing model, and is included in the acquisition cost.

Big Muddy Field Acquisition

On January 4, 2007, Rancher Energy acquired the Big Muddy Field, located in the Powder River Basin east of Casper, Wyoming. The total purchase price was $25,000,000, and closing costs were approximately $700,000.

ISSUANCE OF CONVERTIBLE NOTES PAYABLE

To partially finance the oil & gas property acquisitions, and fund working capital requirements, the Company issued convertible notes payable as discussed below:

Prior to December 31, 2006, the Company received $8,112,862 from investors. Between January 4, 2007 and January 24, 2007, those investors received convertible notes payable. The notes accrue interest at an annual rate of 12% beginning 120 days after issuance, which is the maturity date, if not converted or paid before that date. Upon shareholder approval of an amendment to the Articles of Incorporation to increase the authorized shares of the Company’s common stock, the notes will be automatically converted into shares of common stock. The number of shares will be an amount equal to the face amount of the notes divided by $1.50 per share, the price that shares were simultaneously sold in a private placement as discussed below.

Subsequent to December 31, 2006, the Company received $2,381,651 from investors in exchange for convertible notes payable. Terms and conditions are the same as those disclosed in the immediately preceding paragraph.

SALE OF COMMON STOCK AND WARRANTS

To partially finance the oil & gas property acquisitions, and fund working capital requirements, the Company sold common stock and warrants to purchase common stock as discussed below:

October 2006

In October 2006, Rancher Energy sold 1,449,956 Units for $0.50 per Unit, totaling gross proceeds of $724,978. Each Unit consisted of one share of common stock and a warrant to purchase one additional share of common stock. The Company paid a cash commission of $36,249, equal to 5% of the gross proceeds, and a stock-based commission of 72,498 shares of common stock, equal to 5% of the number of Units sold. The sum of the shares sold and the commission shares aggregated 1,522,454. All warrants were originally exercisable for a period of two years from the date of issuance. During the first year, the exercise price was $0.75 per share; during the second year, the exercise price was $1.00 per share. The warrants are redeemable by Rancher Energy for no consideration upon 30 days prior notice. A portion of these warrants were modified as discussed below.

December 2006

On December 21, 2006, the Company entered into a Securities Purchase Agreement with investors in a private placement pursuant to which the Company sold Units consisting of one share of common stock and a warrant to purchase one additional share of common stock for $1.50 per Unit. In December 2006, the Company issued 40,694,335 Units in exchange for gross proceeds of $61,041,502. Prior to December 31, 2006, the Company also received $7,869,263 from investors. Between January 4, 2007 and January 24, 2007, those monies were exchanged for 5,246,175 Units for $1.50 per Unit. Total proceeds from the December 2006 transactions of $68,910,765 were reduced by offering costs of $5,109,474, resulting in net proceeds of $63,801,291.

The warrants are exercisable for five years at a price of $1.50 per share, which period will begin at such time as the Company amends its Articles of Incorporation to increase its authorized shares of common stock. The Company has agreed to promptly call a meeting of its stockholders to approve the increase. The Company will be required to make payments to the investors if approval is not obtained.

Placement Agent Warrants

In connection with the offering of common stock and convertible notes payable, the Company agreed to pay commissions to three placement agents aggregating $2,279,032 and warrants to purchase 2,488,919 shares of the Company’s common stock.

Stock Over-Subscription Payable

In connection with the private placement of common stock and warrants to purchase common stock discussed above, Rancher Energy received funds of $555,020 that were in excess of the allowable placement; accordingly, the Company will return to the investors the funds that are reflected in the unaudited pro forma condensed balance sheet as stock over-subscription payable.

Unaudited Pro Forma Financial Statements

The unaudited pro forma balance sheet as of September 30, 2006 was prepared as though the acquisitions occurred on September 30, 2006, and includes the following transactions:

•	The Cole Creek South Field and the South Glenrock B Field acquisitions;

•	The Big Muddy Field acquisition;

•	The sale of convertible notes payable in connection with the financing of the Cole Creek South, South Glenrock B and Big Muddy Field acquisitions, and for working capital funds; and

•
The sale of units, consisting of common stock and warrants to purchase common stock, in connection with the financing of the Cole Creek South, South Glenrock B and Big Muddy Field acquisitions, and for working capital funds.

The unaudited pro forma statement of operations for the six months ended September 30, 2006 was prepared as though the acquisitions occurred on April 1, 2005, and includes the following transactions:

•	The Cole Creek South Field and the South Glenrock B Field acquisitions;

•	The Big Muddy Field acquisition;

•	The sale of convertible notes payable in connection with the financing of the Cole Creek South, South Glenrock B and Big Muddy Field acquisitions, and for working capital funds; and

•
The sale of units, consisting of common stock and warrants to purchase common stock, in connection with the financing of the Cole Creek South, South Glenrock B and Big Muddy Field acquisitions, and for working capital funds.

The unaudited pro forma statement of operations for the year ended March 31, 2006 was prepared as though the acquisitions occurred on April 1, 2005, and includes the following transactions:

•	The Cole Creek South Field and the South Glenrock B Field acquisitions;

•	The Big Muddy Field acquisition;

•	The sale of convertible notes payable in connection with the financing of the Cole Creek South, South Glenrock B and Big Muddy Field acquisitions, and for working capital funds; and

•
The sale of units, consisting of common stock and warrants to purchase common stock, in connection with the financing of the Cole Creek South, South Glenrock B and Big Muddy Field acquisitions, and for working capital funds.

The Company presents adjustments for these transactions in the notes to the unaudited pro forma financial statements. You should read the unaudited pro forma financial statements and accompanying notes along with the historical financial statements included in the Company’s previous filings with the Securities and Exchange Commission and the audited Cole Creek South and South Glenrock operations financial statements and the audited Big Muddy financial statements included above.

The information presented under the headings “Cole Creek South & South Glenrock B” in the pro forma financial statements reflects the carve out balance sheet of the Cole Creek South Field and the South Glenrock B Field as of December 21, 2006 and the carve out statements of operations for the six months ended September 30, 2006, which was derived by deducting the revenues ($2,087,261), lease operating expenses ($1,076,469), production taxes ($240,648), general and administrative expenses ($274,969), depreciation, depletion and amortization ($443,086) and accretion of asset retirement obligation ($52,086) for the sum of the three months ended March 31, 2006 and the period from October 1, 2006 through December 21, 2006, from the corresponding amounts for the period from January 1, 2006 through December 21, 2006, and for the year ended December 31, 2005, as such information is within 93 days of Rancher Energy's fiscal year ended March 31, 2006.

The information presented under the headings “Big Muddy” in the pro forma financial statements reflects the revenues and direct operating expenses of the Big Muddy Field for the six months ended September 30, 2006, which was derived by deducting the revenues ($90,785) and direct operating expenses ($83,266 of lease operating expenses and $7,644 of production taxes) for the three months ended March 31, 2006 from the corresponding amounts for the nine months ended September 30, 2006, and for the year ended December 31, 2005, as such information is within 93 days of Rancher Energy's fiscal year ended March 31, 2006.

The pro forma statements of operations were derived by adjusting the historical financial statements of Rancher Energy Corp. The adjustments are based on currently available information. Obtaining additional information necessary to calculate actual purchase prices is subject to the final purchase price adjustments as provided for in the Purchase and Sales Agreements. The actual adjustments, therefore, may differ from the pro forma adjustments. The Company believes, however, that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above. The unaudited pro forma financial statements do not purport to present the Company’s results of operations had the acquisitions or the other transactions actually been completed as of the dates indicated. Moreover, the statements do not project our financial position or results of operations for any future date or period.

RANCHER ENERGY CORP.
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
September 30, 2006

ASSETS	Rancher Energy Corp.	Cole Creek South & South Glenrock B	Pro Forma Adjustments		Pro Forma As Adjusted
Current assets:
Cash and cash equivalents	$5,479,007	$-	$8,112,862	a	$12,682,298
			2,381,651	b
			66,289,093	c
			555,020	c
			(47,072,389)	d
			(23,062,946)	e
	5,479,007	-	7,203,291		12,682,298

Accounts receivable:
Revenue		281,142	(281,142)	f	$-
Joint Interest		91,024	(91,024)	f	$-
Total current assets	5,479,007	372,166	6,831,125		12,682,298

Oil & gas properties, at cost (successful efforts method):
Unproved	3,007,919	173,821	30,277,326	d	55,496,187
			616,140	d
			21,594,802	e
			(173,821)	f
Proved		15,634,302	16,795,063	d	19,512,043
			901,458	d
			1,525,144	e
			290,378	e
			(15,634,302)	f
Accumulated depletion, depreciation and amortization		(1,582,671)	1,582,671	f	$-
Net oil & gas properties	3,007,919	14,225,452	57,774,859		75,008,230

Other assets:
Other equipment, net	34,101		-		34,101

Total assets	$8,521,027	$14,597,618	$64,605,984		$87,724,629

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

RANCHER ENERGY CORP.
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
September 30, 2006

LIABILITIES AND STOCKHOLDERS’ EQUITY/ OWNER’S NET INVESTMENT
Current liabilities:	Rancher Energy Corp.	Cole Creek South & South Glenrock B	Pro Forma Adjustments		Pro Forma As Adjusted
Convertible notes payable	$-	-	$$8,112,862	a	$10,494,513
			2,381,651	b

Accounts payable	88,360	1,032,010	57,000	e	145,360
			(1,032,010)	f
Stock over-subscription payable	-	-	555,020	c	555,020
Commissions on sales of common stock	-	-	1,784,032	c	1,784,032
Oil & gas property acquisition payable	603,537		-		603,537
Asset retirement obligation	-	10,916	109,274	d	191,230
			81,956	e
			(10,916)	f
Total current liabilities	691,897	1,042,926	12,038,869		13,773,692

Long-term liabilities:
Production taxes	-	163,700	(163,700)	f	-
Asset retirement obligation	-	958,023	792,184	d	1,000,606
			208,422	e
			(958,023)	f
Total long-term liabilities	-	1,121,723	(121,117)		1,000,606
Stockholders’ equity/owner’s net investment:
Common stock	472	-	479	c	951

Additional paid-in capital	9,726,847	-	66,288,614	c	74,847,569
			(1,784,032)	c
			616,140	d
Accumulated deficit during the development stage	(1,898,189)	-	-		(1,898,189)
Owner’s net investment	-	12,432,969	(12,432,969)	f	-
Total stockholders’ equity/owner’s net investment	7,829,130	12,432,969	52,688,232		72,950,331

Total liabilities and stockholders' equity/ owner’s net investment	$8,521,027	$14,597,618	$64,605,984		$87,724,629

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

RANCHER ENERGY CORP.
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For The Six Months Ended September 30, 2006

	Rancher Energy Corp.	Cole Creek South & South Glenrock B	Big Muddy	Pro Forma Adjustments		Pro Forma As Adjusted

Revenues:
Oil & gas sales	$-	$2,401,054	$379,649	$-		$2,780,703
Operating expenses:
Production taxes	-	253,308	40,546	-		293,854
Lease operating expenses	-	1,867,818	121,188	-		1,989,006
Depreciation, depletion and
amortization	-	509,698	-	160,762	g	160,762
				(509,698)	f
Impairment	395,785	-	-	-		395,785
General and administrative	966,282	292,555	-	-		1,258,837
Accretion of asset retirement
obligation	-	55,419	-	-		55,419
Total operating expenses	1,362,067	2,978,798	161,734	(348,936)		4,153,663
Income (loss) from operations	(1,362,067)	(577,744)	217,915	348,936		(1,372,960)
Other income (expense):
Interest income	23,485	-	-	-		23,485
Interest expense	(33,000)	-	-	(631,396)	h	(664,396)
Total other income (expense)	(9,515)	-	-	(631,396)		(640,911)
Income (loss) before income taxes	(1,371,582)	(577,744)	217,915	(282,460)		(2,013,871)
Income taxes	-	202,210	(76,270)	(125,940)	j	-
Net income (loss)	$(1,371,582)	$(375,534)	$141,645	$(408,400)		$(2,013,871)
Basic and diluted net income (loss)
per share	$(0.04)					$(0.02)
Basic and diluted weighted
average shares outstanding	33,336,427			47,854,641	i	81,191,068

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

RANCHER ENERGY CORP.
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For The Year Ended March 31, 2006

	Rancher Energy Corp.	Cole Creek South & South Glenrock B	Big Muddy	Pro Forma Adjustments		Pro Forma As Adjusted

Revenues:
Oil & gas sales	$-	$3,713,973	$120,990	$-		$3,834,963
Operating expenses:
Production taxes	-	428,905	22,356	-		451,261
Lease operating expenses	-	1,537,992	152,141	-		1,690,133
Depreciation, depletion and
amortization	-	567,345	-	353,058	g	353,058
				(567,345)	f
General and administrative	74,453	1,045,133	-	-		1,119,586
Exploration - mining	50,000	-	-	-		50,000
Accretion of asset retirement
obligations	-	107,712	-	-		107,712
Total operating expenses	124,453	3,687,087	174,497	(214,287)		3,771,750
Income (loss) from operations	(124,453)	26,886	(53,507)	214,287		63,213
Other income (expense):
Interest expense	-	-	-	(1,259,342)	h	(1,259,342)
Income (loss) before income taxes	(124,453)	26,886	(53,507)	(1,045,055)		(1,196,129)
Income taxes		(9,410)	18,727	(9,317)		-
Net income (loss)	$(124,453)	$17,476	$(34,780)	$(1,054,372)	j	$(1,196,129)
Basic and diluted net income (loss) per
share	$(0.00)					$(0.01)
Basic and diluted weighted average
shares outstanding	32,819,623			65,545,090	i	98,364,713

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

RANCHER ENERGY CORP.

(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Pro Forma Adjustments

Unaudited Pro Forma Condensed Balance Sheet as of September 30, 2006

(a)	Proceeds from the issuance of convertible notes payable during the third fiscal quarter ended December 31, 2006.

(b)	Proceeds from the issuance of convertible notes payable during the fourth fiscal quarter ending December March 31, 2007.

(c)	Proceeds from the private placement of units, consisting of common stock and warrants to purchase common stock, during the third quarter ended December 31, 2006.

Proceeds of $555,020 exceeded the allowable amount of the offering and were reflected as stock over-subscription payable.

Proceeds from the private placement of units have been reduced by a payable for commissions on sales of common stock of $1,784,032.

(d)
Acquisition of the Cole Creek South and South Glenrock B fields on December 22, 2006. The preliminary allocation of acquisition costs between proved and unproved properties was based on their estimated relative fair values.

Consideration includes the assumption of an asset retirement obligation in the aggregate gross amount of $901,458, of which $109,274 is reflected as a current liability, and $792,184 is reflected as a long-term liability.

In partial consideration for an extension of the closing date, the Company issued the seller of the oil & gas properties warrants to acquire 250,000 shares of its common stock for $1.50 per share for a period of five years. The estimated fair value of the warrants to purchase common stock of $616,140 was estimated as of the grant date using the Black-Scholes option pricing model, and is included in the acquisition cost.

The Current Report on Form 8-K/A (Amendment No. 1), as filed on March 6, 2007, reflected a reduction to cash and cash equivalents of $47,688,529 for the acquisition of the Cole Creek South and South Glenrock B fields. Included in that amount was $616,140 which represented the estimated fair value of warrants to purchase common stock issued to the seller. This Current Report on Form 8-K/A (Amendment No. 2) has been amended to reflect a reduction to cash and cash equivalents of $47,072,389 for the acquisition of the Cole Creek South and South Glenrock B fields that properly excludes the estimated fair value of warrants to purchase common stock issued to the seller from cash consideration.

(e)	Acquisition of the Big Muddy field on January 4, 2007. The preliminary allocation of acquisition costs between proved and unproved properties was based on their estimated relative fair values.

Consideration includes the assumption of an asset retirement obligation in the aggregate gross amount of $290,378, of which $81,956 is reflected as a current liability, and $208,422 is reflected as a long-term liability.

For the acquisition of the Cole Creek South and South Glenrock B fields, and the acquisition of the Big Muddy field, as reflected in pro forma adjustments (d) and (e) above, the total adjusted purchase price was allocated as follows:

	Cole Creek South & South Glenrock B	Big Muddy	Total
Acquisition costs:
Cash consideration	$46,670,000	$25,000,000	$71,670,000
Direct acquisition costs	402,389	687,390	1,089,779
Estimated fair value of warrants to purchase common stock	616,140	-	616,140
Total	$47,688,529	$25,687,390	$73,375,919

Allocation of acquisition costs:
Oil and gas properties:
Unproved	$30,893,466	$24,219,246	$55,112,712
Proved	17,696,521	1,815,522	19,512,043
Accounts payable		(57,000)	(57,000)
Asset retirement obligation	(901,458)	(290,378)	(1,191,836)
Total	$47,688,529	$25,687,390	$73,375,919

The Company has determined that it needs to restate its allocation of purchase price for the Cole Creek South and South Glenrock B Field acquisition, and for the Big Muddy acquisition. The following table presents the “as previously reported” and “as restated” amounts for unproved and proved oil & gas properties:

Oil & gas properties, at cost (successful efforts method):	As Previously Reported	Cole Creek South & South Glenrock B Adjustment	Big Muddy Adjustment	As Restated

Unproved	$69,066,288	$(12,078,523)	$(1,491,578)	$55,496,187
Proved	5,941,942	12,078,523	1,491,578	19,512,043
Total	$75,008,230	-	-	$75,008,230

Unaudited Pro Forma Condensed Statement of Operations for the Six Months Ended September 30, 2006 and for the Year Ended March 31, 2006

(f)	Eliminate predecessor financial information of the Cole Creek South and South Glenrock B Fields.

(g)	Depreciation, depletion and amortization of oil & gas properties under the successful efforts method of accounting.

(h)	Interest expense on convertible notes payable calculated at a rate of 12% per annum.

(i)
The number of shares used in the calculation of the pro forma per share data are based on the weighted average number of shares outstanding during the period adjusted to give effect to shares subsequently issued had the private placement described in footnote (c) taken place at the beginning of the period presented as prescribed by Regulation S-X, Article 11-02(b)(7).

For the six months ended September 30, 2006, weighted average shares outstanding were increased by the shares issued in the private placement. For the year ended March 31, 2006, weighted average shares outstanding were increased by the shares issued in the Regulation S offering and in the private placement. For the year ended March 31, 2006, pro forma weighted average shares outstanding exceeded the total outstanding shares as of December 31, 2006. The excess is attributable to the 69,500,000 shares that were returned by the founding stockholder which were included in historical shares outstanding until returned.

In accordance with Regulation S-X, Article 11-02(b)(7), the number of shares used in the calculation of pro forma per share data were based on the weighted average number of shares outstanding during the period adjusted to give effect to shares subsequently issued had the transactions taken place at the beginning of the periods presented.

In accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share, excluded from the computation of fully diluted earnings per share were warrants to acquire 73,228,409 shares of common stock and options to acquire 5,325,000 shares of common stock as inclusion of those warrants and options to acquire common stock would be anti-dilutive.

(j)
Income taxes are different than the expected amount computed using the applicable federal and state statutory income tax rates. Based on the weight of available evidence, it is more likely than not that all of the deferred tax assets, resulting from net operating losses, will not be realized. Consequently, the pro forma statements of operations reflect no income tax benefit.

Supplemental Pro Forma Information Related to Oil and Natural Gas Producing Activities

        The following pro forma supplemental information relating to oil and natural gas operations is presented pursuant to Statement of Financial Accounting Standards No. 69, Disclosures about Oil and Gas Producing Activities. The oil and natural gas producing activities are conducted onshore within the continental United States. The evaluations of the oil and natural gas reserves as of December 31, 2005 were estimated by an independent petroleum engineering firm. Information presented below is as of and for the year ended December 31, 2005 and, because such information is within 93 days of the Company’s most recent fiscal year end of March 31, 2006, is allowable as prescribed by Regulation S-X, Article 11-02(c)(3).

Pro Forma Estimated Net Quantities of Natural Gas and Oil Reserves

        The following tables set forth the proved and proved developed reserves (all within the United States) attributed to the South Cole Creek field and South Glenrock B field acquisition, the Big Muddy field acquisition and the combined company on a pro forma basis as of December 31, 2005. The Company had no proved reserves prior to these acquisitions.

In barrels of oil

	South Cole Creek & South Glenrock B	Big Muddy	Pro Forma Combined
December 31, 2005:
Proved	1,588,713	92,235	1,680,948
Proved developed	1,372,989	92,235	1,397,330

Pro Forma Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves

        The following tables set forth the standardized measure of discounted future net cash flows associated with proved oil and natural gas reserves for the South Cole Creek field and South Glenrock B field acquisition, the Big Muddy field acquisition and the combined company on a pro forma basis as of December 31, 2005 and for the year then ended.

	South Cole Creek & South Glenrock B	Big Muddy	Pro Forma Combined

Future cash inflows	$86,488,888	$5,036,380	$91,525,268
Future production costs	(46,837,348)	(2,779,852)	(49,617,200)
Future development costs	(2,304,287)	-	(2,304,287)

Future net cash flows	37,347,253	2,256,528	39,603,781
10% annual discount	(20,374,254)	(584,433)	(20,958,687)

Standardized measure of discounted future net cash flows as of December 31, 2005	$16,972,999	$1,672,095	$18,645,094

(d)	Exhibits

Exhibit Number	Description

Exhibit 10.1 (1)	Purchase and Sale Agreement, dated as of October 1, 2006, by and between Rancher Energy Corp. and Nielson & Associates, Inc.

Exhibit 10.2 (2)	Amendment effective December 15, 2006, to Purchase and Sale Agreement between Nielson & Associates, Inc. and Rancher Energy Corp. dated October 1, 2006.

Exhibit 10.3 (3)	Purchase & Sale Agreement dated August 10, 2006 between Rancher Energy Corp. and Wyoming Mineral Exploration, LLC relating to the Big Muddy prospect.

(1)	Incorporated by reference to the Current Report on Form 8-K dated October 5, 2006.
(2)	Incorporated by reference to the Current Report on Form 8-K dated December 27, 2006.
(3)	Incorporated by reference to the Current Report on Form 8-K dated January 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.
(Registrant)
Date: June 29, 2007	By:	/s/ John Works

John Works President, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1 (1)	Purchase and Sale Agreement, dated as of October 1, 2006, by and between Rancher Energy Corp. and Nielson & Associates, Inc.

Exhibit 10.2 (2)	Amendment effective December 15, 2006, to Purchase and Sale Agreement between Nielson & Associates, Inc. and Rancher Energy Corp. dated October 1, 2006.

Exhibit 10.3 (3)	Purchase & Sale Agreement dated August 10, 2006 between Rancher Energy Corp. and Wyoming Mineral Exploration, LLC relating to the Big Muddy prospect.

(1)	Incorporated by reference to the Current Report on Form 8-K dated October 5, 2006.
(2)	Incorporated by reference to the Current Report on Form 8-K dated December 27, 2006.
(3)	Incorporated by reference to the Current Report on Form 8-K dated January 8, 2007.